20 S. Wacker Drive, Chicago, IL 60606 www.cme.com

Media Contacts
Anita Liskey, 312.466.4613
Allan Schoenberg, 312.930.8189
news@cme.com

Investor Contact
John Peschier, 312.930.8491
CME — G

FOR IMMEDIATE RELEASE

CME Receives Request for Additional Information from Justice Department

Exchange Will Respond Fully and Promptly

CHICAGO, Dec. 1, 2006 – Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME) today announced that it received a Request for Additional Information (Second Request) from the Antitrust Division of the U.S. Department of Justice regarding its proposed merger with CBOT Holdings, Inc. (CBOT). CME anticipated receiving a Second Request, which is not uncommon in major transactions. CME is working closely with the Department of Justice and plans to cooperate fully and to respond promptly to its request.

Pending approvals by regulators, and shareholders of both companies and CBOT members, as well as completion of customary closing conditions, CME continues to expect the transaction to close by mid-year 2007.

“The combined company, to be named CME Group Inc., is expected to transform global derivatives markets, creating operational and cost efficiencies for customers and exchange members, while delivering significant benefits to shareholders,” said CME Executive Chairman Terry Duffy.

“Growth in the global derivatives industry is accelerating and new competitors are emerging in exchange, over-the-counter and other unregulated markets,” said Craig Donohue, CME Chief Executive Officer. “As a combined company, we will be better positioned to capitalize on these trends and compete more effectively as our industry continues to transform.”

About CME

Chicago Mercantile Exchange Holdings Inc. became the first publicly traded U.S. financial exchange on Dec. 6, 2002.  The company was added to the Russell 1000® Index on July 1, 2003, and to the S&P 500® Index on Aug. 10, 2006.  It is the parent company of Chicago Mercantile Exchange Inc. (www.cme.com), the world’s largest and most diverse financial exchange. As an international marketplace, CME brings together buyers and sellers on the CME Globex® electronic trading platform and on its trading floors. CME offers futures and options on futures in these product areas: interest rates, stock indexes, foreign exchange, agricultural commodities, energy, and alternative investment products such as weather, real estate and economic derivatives. CME is a wholly owned subsidiary of Chicago Mercantile Exchange Holdings Inc. (NYSE, NASDAQ: CME).

CME, Chicago Mercantile Exchange Inc. and CME Globex are registered trademarks of CME and other trade names, service marks, trademarks and registered trademarks that are not proprietary to CME are the property of their respective owners, and are used herein under license. Further information about CME and its products are available on the CME Web site at http://www.cme.com.

Forward-Looking Statements

This press release may contain forward-looking information regarding Chicago Mercantile Exchange Holdings Inc. and the combined company after the completion of the merger that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the business combination transaction involving CME and CBOT, including future financial and operating results, the new company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based on current beliefs, expectations, forecasts and assumptions of CME and CBOT’s management which are subject to risks and uncertainties which could cause actual outcomes and result to differ materially from these statements. Other risks and uncertainties relating to the proposed transaction include, but are not limited to the satisfaction of conditions to closing; including receipt of shareholder, member, antitrust, regulatory and other approvals on the proposed terms and schedule; the proposed transaction may not be consummated on the proposed terms and schedule; uncertainty of the expected financial performance of CME following completion of the proposed transaction; CME may not be able to achieve the expected cost savings, synergies and other strategic benefits as a result of the proposed transaction or may take longer to achieve the cost savings, synergies and benefits than expected; the integration of CBOT with CME’s operations may not be successful or may be materially delayed or may be more costly or difficult than expected; general industry and market conditions; general domestic and international economic conditions; and governmental laws and regulations affecting domestic and foreign operations.

For more information regarding other related risks, see Item 1A of CME’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Copies of CME’s 10-K are available online at http://www.sec.gov or on request from the company. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except for any obligation to disclose material information under the federal securities laws, CME undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this press release.

Important Merger Information

This material is not a substitute for the prospectus/proxy statement and any other documents CME and CBOT intend to file with the Securities and Exchange Commission (SEC). Investors and security holders are urged to read such prospectus/proxy statement and any other such documents, when available, which will contain important information about the proposed transaction. The prospectus/proxy statement would be, and other documents filed or to be filed by CME and CBOT with the SEC are or will be, available free of charge at the SEC’s Web site (www.sec.gov) or from Chicago Mercantile Exchange Holdings Inc., Shareholder Relations and Membership Services, 20 South Wacker Drive, Chicago, Illinois 60606, Attention: Beth Hausoul.

CME and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about CME’s directors and executive officers is available in CME’s proxy statement, dated March 10, 2006, for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the prospectus/proxy statement when it becomes available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

# # #

06-176